SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, DC  20549

                                        -----------

                                         FORM S-8

                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933


                                      Tiffany & Co.
                  (Exact Name of Registrant as Specified in Its Charter)

                                         Delaware
              (State or Other Jurisdiction of Incorporation or Organization)

                                        13-3228013
                           (I.R.S. Employer Identification No.)

                                     727 Fifth Avenue
                                 New York, New York 10022
                         (Address of Principal Executive Offices)

                                  1986 Stock Option Plan
                                 (Full Title of the Plan)

                                 Patrick B. Dorsey, Esq.
                         Senior Vice President - General Counsel
                                      Tiffany & Co.
                                     727 Fifth Avenue
                                 New York, New York 10022
                         (Name and Address of Agent For Service)

                                      (212) 755-8000
              (Telephone Number, Including Area Code, of Agent For Service)


                              CALCULATION OF REGISTRATION FEE
===========================================================================================
                                         Proposed          Proposed
     Title of                            Maximum           Maximum
    Securities          Amount           Offering          Aggregate         Amount of
       to be             to be           Price Per         Offering        Registration
    Registered        Registered         Share (1)         Price (1)            Fee
-------------------------------------------------------------------------------------------
   Common Stock       1,000,000           $43.81          $43,812,500      $13,276.50
===========================================================================================

(1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Exchange Composite Tape for August 4, 1997, a date within five days prior to the date of filing of the Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

The following documents which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Registrant's Annual Report, dated April 8, 1997, filed with the Commission on Form 10-K for the fiscal year ended January 31, 1997;

2. The Registrant's Quarterly Report, dated June 13, 1997, filed with the Commission on Form 10-Q for the fiscal quarter ended April 30, 1997; and

3. Description of the Registrant's Common Stock contained in the Registration Statement filed with the Commission on Form S-1 (Registration No.
      33-12818), as most recently amended on May 5, 1987, including the Prospectus for the Registrant's Common Stock dated May 5, 1987, as supplemented by the Registration Statement filed with the Commission on Form 8-A.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each person to whom a copy of the Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to in this Item 3 of Part II which have been or may be incorporated by reference in this Registration Statement, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Tarz F. Palomba, Assistant Secretary, Tiffany & Co., 727 Fifth Avenue, New York, New York 10022; telephone (212) 605-4195. Additional updating information with respect to the securities and plan covered herein may be provided in the future by means of supplements to the Prospectus.

Item 4.   Description of Securities.

Not required.

Item 5.   Interests of Named Experts and Counsel

The legality of the shares of Common Stock being offered hereby has been passed upon by Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Dorsey owned 7,600 shares of Common Stock and options to purchase up to 82,000 additional shares, of which options to acquire 61,000 shares are presently exercisable.

Item 6.   Indemnification of Directors and Officers

The contents of the section entitled "Indemnification of Officers and Directors" from Registrant's Registration Statement on Form S-8, Registration Statement No. 33-23651, are incorporated herein by reference.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

See Index to Exhibits on page 6.

Item 9.   Undertakings

The contents of the sections entitled "Undertakings" and "Indemnification of Officers and Directors" from Registrant's Registration Statement on Form S-8, Registration Statement No. 33-23651, are incorporated herein by reference.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 8th day of August, 1997.


                                  TIFFANY & CO.
                                  (Registrant)



                        By: s/s William R. Chaney
                        ----------------------------------------
                       (William R. Chaney, Chairman of the Board
                        and Chief Executive Officer)


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM R. CHANEY, JAMES N. FERNANDEZ and PATRICK
B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date


s/s William R. Chaney        Chairman of the Board             November 21, 1996
William R. Chaney            and Chief Executive Officer
                             (principal executive officer)


s/s James N. Fernandez       Senior Vice President -           November 21, 1996
James N. Fernandez           Finance
                             (principal financial officer)
s/s Larry M. Segall          Vice President -                  November 21, 1996
Larry M. Segall              Treasurer and Controller
                             (principal accounting
                             officer)

s/s Jane A. Dudley           Director                          November 21, 1996
Jane A. Dudley




s/s Samuel L. Hayes, III     Director                          November 21, 1996
Samuel L. Hayes, III




s/s Michael J. Kowalski      Director                          November 21, 1996
Michael J. Kowalski




/s/ Charles K Marquis        Director                          November 21, 1996
Charles K. Marquis




s/s James E. Quinn           Director                          November 21, 1996
James E. Quinn




s/s Yoshiaki Sakakura        Director                          November 21, 1996
Yoshiaki Sakakura




/s/ William A Shutzer        Director                          November 21, 1996
William A. Shutzer




/s/ Geraldine Stutz          Director                          November 21, 1996
Geraldine Stutz

                                 EXHIBIT INDEX


      Each exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K. The exhibit numbers preceded by an asterisk (*) indicate exhibits physically filed with this Registration Statement. All other exhibit numbers indicate exhibits filed by incorporation by reference herein.


Exhibit Number                Description                             Page

   4.1            Restated Certificate of Incorporation of the
                  Registrant  (incorporated  by  reference  to
                  Exhibit  3.1  to Registrant's Report on Form
                  8-K dated June 23, 1989)

   4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's
                  Report on Form 10-K for the fiscal year
                  ended January 31, 1995)

   4.4            Registrant's 1986 Stock Option Plan and
                  form of stock option agreement (incorporated by reference to Exhibit 10.3 to Registrant's
                  Report on Form 10-K for the fiscal year
                  ended January 31, 1997)

   4.6 Form of Rights Agreement dated as of November 17, 1988 by and between Registrant and Manufacturers Hanover Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Report on Form 8-K dated November 18, 1988)

   4.7 Amendment to Rights Agreement dated as of September 21, 1989 by and between Registrant and Manufacturers Hanover Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Report on Form 8-K dated September 28, 1989)

  *5.2            Opinion of counsel, including consent               7

 *24.4            Consent of Independent Public Accountants           9

 *24.5            Consent of counsel (included in Exhibit 5.2)

 *25.1            Power of Attorney (included at page 4)